Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF CHARDAN NEXTECH ACQUISITION 2 CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jonas Grossman and Alex Weil (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Stock of Chardan NexTech Acquisition 2 Corp. (“CNTQ”), a Delaware Corporation, that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of stockholders of the Company to be held on [], 2022 at [] Eastern Time, virtually at https://www.cstproxy.com/cnaq/ext2022 (the “Special Meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [], 2022: This notice of meeting, the accompanying proxy statement are available at: https://www.cstproxy.com/cnaq/ext2022

Please mark vote as indicated in this example XChardan NexTech Acquisition 2 Corp. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7. FOR AGAINST ABSTAINProposal No. 1 — To consider and vote upon a proposal to approve the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated May 15, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Chardan, Bronco Merger Sub, Inc., a Nevada corporation and a wholly owned direct subsidiary of Chardan (“Merger Sub”), and Dragonfly Energy Corp., a Nevada corporation (“Dragonfly”), a copy of which is attached to this proxy statement/prospectus as Annex A, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus — we refer to this proposal as the “Business Combination Proposal”; Proposal No. 2 — To consider and vote upon a proposal to approve and adopt, assuming the Business Combination Proposal is approved, the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “Charter Proposal”; Proposal No. 3 — To consider and vote upon a proposal, for purposes of complying with the applicable rules of Nasdaq, to approve the issuance of shares of Chardan’s common stock in connection with the Business Combination, including, without limitation, the Aggregate Merger Consideration, the Earnout Shares, the PIPE Investment, the Term Loan Lender Warrants and the Equity Facility (as described below), assuming the Business Combination Proposal and the Charter Proposal are approved, for purposes of complying with the applicable rules of the Nasdaq — we refer to this proposal as the “Nasdaq Proposal”; Dated: , 2022 Signature (Signature if held Jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 7. If any other matters properly come before the meeting, unless such authorityis withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAINProposal No. 4 — To consider and vote on a proposal to approve and adopt, assuming the Business Combination Proposal, the Charter Proposal and the Nasdaq Approval are approved, for purposes of complying with the applicable rules of the Nasdaq, the New Dragonfly 2022 Incentive Plan (the “2022 Plan”) — we refer to this proposal as the “Incentive Plan Proposal.” A copy of the 2022 Plan is attached to the accompanying proxy statement/ prospectus as Annex G; Proposal No. 5 — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the Incentive Plan Proposal are approved, the New Dragonfly Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement/prospectus as Annex H, including the authorization of the initial share reserve under the ESPP — we refer to this proposal as the “ESPP Proposal”; and Proposal No. 6 — To consider and vote upon a proposal to elect seven (7) directors who will serve as directors of New Dragonfly until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal — we refer to this proposal as the “Director Election Proposal”; and Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the ESPP Proposal — we refer to this proposal as the “Adjournment Proposal.” FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN